Exhibit 4.2

EXECUTION VERSION

FIRST Supplemental Indenture

between

PROTALIX BIOTHERAPEUTICS, INC., as Issuer,

AND EACH OF THE GUARANTORS PARTY HERETO,

and

The Bank of New York Mellon Trust CoMPANY, N.A., as Trustee,

and

wilmington savings fund society, fsb, as Collateral Agent

Dated as of July 24, 2017

to the Indenture, dated as of December 7, 2016,

relating to 7.50% Senior Secured Convertible Notes due 2021

FIRST Supplemental Indenture

FIRST SUPPLEMENTAL INDENTURE, dated as of July 24, 2017 (this “First Supplemental Indenture”), between PROTALIX BIOTHERAPEUTICS, INC., a Delaware corporation (the “Company”), as issuer, the Guarantors party hereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee, registrar, paying agent and conversion agent, and Wilmington Savings Fund Society, FSB, as the Collateral Agent, under an Indenture, dated as of December 7, 2016, by and among the Company, each of the guarantors party thereto, Wilmington Savings Fund Society, FSB, as collateral agent, and the Trustee (the “Base Indenture”). All capitalized terms used in this First Supplemental Indenture and not otherwise defined herein have the meanings given to the terms in the Base Indenture.

WHEREAS, on December 7, 2016, the Company duly authorized the creation of an issue of $62,686,000 aggregate principal amount of the Company’s 7.50% Senior Secured Convertible Notes due 2021 (the “Notes”) pursuant to the Base Indenture;

WHEREAS, the Company wishes to issue Additional Notes in the aggregate principal amount of $10,000,000, and for that purpose, to enter into this First Supplemental Indenture to the Base Indenture, the form and substance of such Notes and the terms, provisions and conditions thereof, to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

WHEREAS, Sections 2.01, 9.01, 9.03, 9.04 and 9.05 of the Base Indenture provide that the Company may enter into this Supplemental Indenture to issue the Additional Notes as permitted by Section 2.01(b) therein;

WHEREAS, the Additional Notes will have the same terms and conditions and form the same series as the Notes, except as set forth herein and except that the Additional Notes will have a separate CUSIP, and therefore will not be fungible with the Notes, pursuant to Section 2.01 of the Base Indenture;

WHEREAS, the Security Documents will inure to the benefit of the holder of the Additional Notes;

WHEREAS, the Trustee is authorized to execute and deliver this First Supplemental Indenture;

WHEREAS, the Company has requested and hereby requests that the Trustee join with the Company in the execution and delivery of this First Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this First Supplemental Indenture; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the benefit of holders of the Additional Notes as follows:

SECTION 1.1           Designation and Principal Amount.

The Additional Notes issued hereby are: (i) 7.50% Secured Convertible Senior Notes due 2021 having the same terms and attributes provided for in the Base Indenture except as set forth in Section 1.2 herein; and (ii) limited in aggregate principal amount to no more than $10,000,000, which amount shall be as set forth in one or more written orders of the Company for the authentication and delivery of the Notes pursuant to Section 2.05 of the Base Indenture.

SECTION 1.2           Form of Additional Notes

The Additional Notes and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form of Exhibit A to the Base Indenture. The terms and provisions contained in the form of Additional Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this First Supplemental Indenture.

SECTION 1.3           Issuance of Notes to Constitute Same Series.

The Additional Notes issued hereunder shall, in accordance with Section 2.01(b) of the Base Indenture, constitute and be deemed to be the same series as the Notes and have the same terms and conditions in all respects as the Notes, except (a) the Issue Date (which shall be July 25, 2017), (b) the Last Original Issue Date (which shall be July 25, 2017); (c) the issue price and (d) a separate CUSIP 74365A AH4.

SECTION 1.4           Ratification of Indenture.

(a)          The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

(b)          Each party hereto hereby acknowledges and agrees that before and after giving effect to this First Supplemental Indenture all terms, conditions, provisions and covenants in the Security Documents shall remain unaltered and in full force and effect, except as expressly modified or waived hereby. Each party hereto hereby confirms and agrees that to the extent any Security Document purports to grant, assign or pledge to the Collateral Agent or any other Person a security interest or Lien on any Collateral as security for the obligations secured by the Security Documents, such grant, assignment or pledge is hereby ratified and confirmed in all respects. Each party hereto hereby confirms and agrees that the obligations secured by any Security Documents (i) shall include the obligations incurred in connection with the issuance of the Additional Notes, (ii) shall continue in full force and effect and (iii) are hereby ratified and confirmed in all respects.

SECTION 1.5           Governing Law.

This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with laws of said State.

SECTION 1.6           Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 1.7           Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.8           Effect of Headings. The Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction hereof.

SECTION 1.9           Responsibility for Recitals, Etc. The recitals and statements in this First Supplemental Indenture and in the Additional Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity, adequacy or sufficiency of this First Supplemental Indenture or of the Additional Notes. The Trustee shall not be accountable for the use or application by the Company of the Additional Notes or of the proceeds thereof.

SECTION 1.10         TIA Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the provision required by the TIA shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

PROTALIX BIOTHERAPEUTICS, INC., as Issuer

By:	/s/ Moshe Manor
Name: Moshe Manor
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Leslie Lockhart
Name: Leslie Lockhart
Title: Vice President

PROTALIX LTD., as Guarantor

By:	/s/ Moshe Manor
Name: Moshe Manor
Title: President and Chief Executive Officer

PROTALIX B.V., as Guarantor

By:	/s/ Moshe Manor
Name: Moshe Manor
Title: Managing Director

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the day and year first before written.

Wilmington Savings Fund Society, FSB, as Collateral Agent

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President